SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	February 17, 2006

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 592-8838

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See “Item 3.02. Unregistered Sale of Equity Securities” below for description of the material definitive agreements in which Caprius, Inc. entered.

Item 3.02. Unregistered Sale of Equity Securities

On February 17, 2006, Caprius, Inc., a Delaware corporation, closed a placement of $3 million of its securities to two institutional investors (the “Placement”). The securities consisted of (i) 241,933 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”), initially convertible into 2,419,330 shares of common stock, par value $0.01 per share (the “Common Stock”), (ii) 2006 Series A Warrants to purchase 223,881 shares of Common Stock at an exercise price of $1.50 per share (subject to adjustment) for a period of five years, and (iii) 2006 Series B Warrants to purchase 447,764 shares of Common Stock at an exercise price of $2.00 per share (subject to adjustment) for a period of five years. (The 2006 Series B Warrants together with the 2006 Series A Warrants, the “Warrants,” and the Series D Preferred Stock together with the Warrants, collectively, the “Securities.”)

As part of the Placement, we entered into Registration Rights Agreements with the purchasers pursuant to which we agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), for the resale of the Common Stock receivable upon conversion of the Series D Preferred Stock and exercise of their Warrants. The registration statement is to be filed within 45 days of the closing, and be declared effective by the U.S. Securities and Exchange Commission (the “SEC”) by the 90th day following the closing, which may be extended to the 120 days. If we cannot meet these deadlines, then we are obligated to pay certain specified liquidated damages amounts to the purchasers under the Registration Rights Agreement.

The net proceeds of the Placement, estimated at $2,700,000 after placement fees and expenses, will be utilized for working capital and general corporate purposes.

We had retained Carter Securities, LLC (“Carter”) and Laidlaw & Co. (UK) Ltd. (“Laidlaw”) to serve as our placement agents for the Placement. For its services, Carter received a placement fee of $160,000, warrants to purchase 119,403 shares of Common Stock at an exercise price of $1.68 per share exercisable for five years commencing after six months, and a non-accountable expense allowance of $35,000. For its services, Laidlaw received $60,000.

The offer and sale of the Securities in the Placement was claimed exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder.  Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the Placement, including the representations and warranties made by the purchasers in the Purchase Agreement for the Placement and in Investor Questionnaires, and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the Series D Preferred Stock and the related Warrants.

For more information regarding the Placement summarized above, reference is made to the Exhibits filed with this report.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

3.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock, filed on February 16, 2006 with the Secretary of State of Delaware.

4.1	Form of 2006 Series A Warrant.

4.2	Form of 2006 Series B Warrant.

4.3	Placement Agent Warrant Agreement, dated February 17, 2006.

10.1	Purchase Agreement (without schedules), dated February 14, 2006, by and among the Company and the purchasers.

10.2	Registration Rights Agreement, dated February 16, 2006, by and among the Company and the purchasers.

99.1	Press Release, dated February 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
By:	/s/ George Aaron
George Aaron
President and Chief Executive Officer

Dated: February 17, 2006

Exhibit Index

Exhibit
Number    Exhibit

3.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock, filed on February 16, 2006 with the Secretary of State of Delaware.

4.1	Form of 2006 Series A Warrant.

4.2	Form of 2006 Series B Warrant.

4.3	Placement Agent Warrant Agreement, dated February 17, 2006.

10.1	Purchase Agreement (without schedules), dated February 14, 2006, by and among the Company and the purchasers.

10.2	Registration Rights Agreement, dated February 16, 2006, by and among the Company and the purchasers.

99.1	Press Release, dated February 17, 2006.